Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES THIRD QUARTER 2017 FINANCIAL AND OPERATING RESULTS;
PROVIDES PRELIMINARY 2018 OUTLOOK
AUSTIN, Texas, November 7, 2017 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended September 30, 2017. The Company has posted to its website a presentation that supplements the information in this release.
Third Quarter 2017 Highlights

•	Net production averaged 71.5 MBoe per day, up 11% versus 2Q17 and 66% year-over-year. Daily net oil production increased 10% versus 2Q17 and 63% year-over-year.

•
The Company continues to execute acreage trades that optimize the development potential of its Midland Basin footprint. Net of acreage traded away, Parsley added more than 1.2 million net lateral feet to the Company’s horizontal drilling inventory through trades executed since its last quarterly update in August. Including this footage, Parsley has added approximately 2.6 million net lateral feet through acreage trades since announcing the acquisition of Midland Basin assets from Double Eagle Permian, LLC and certain of its affiliates in February 2017, while consolidating key development areas.

•
Parsley built upon an encouraging 2Q17 result from a well utilizing a compressed stage completion design with several additional compressed stage tests during 3Q17. Relative to offset wells utilizing the Company’s standard completion design, these compressed stage wells in the Midland Basin exhibit a meaningful uplift in oil production accompanied by a more modest cost increase, translating to an enhanced return profile.

•
The Company amended its revolving credit agreement on October 11, 2017, thereby increasing its borrowing base to $1.8 billion while maintaining the Company’s elected commitment amount of $1.0 billion. As of the end of 3Q17, pro forma for the October issuance of $700 million of senior unsecured notes due 2027, liquidity stands at approximately $1.9 billion, including $934 million of cash on hand.

Preliminary 2018 Outlook

•	Parsley’s preliminary 2018 capital program targets high-margin oil volume growth with top-tier capital efficiency on a steady development pace.

•	The Company estimates that capital expenditures of $1.35-$1.55 billion would translate to oil production of 67.5-72.5 MBo per day.

•
While almost half of the wells Parsley has drilled and completed over the past four quarters have been located in new counties, targeted new formations, and/or implemented new spacing arrangements, the Company intends to focus on relatively established areas, formations, and configurations in 2018.

“Parsley Energy’s core objective is to create long-term shareholder value by investing large amounts of capital at high rates of return,” said Bryan Sheffield, Parsley’s Chairman and CEO. “Having added almost 100,000 net acres and essentially doubled our activity level since the beginning of the year, we intend to stabilize at a measured development pace that prioritizes operational continuity and advances our progress toward free cash flow generation. Based on the momentum we have generated and our track record of capital efficient investment, if we were to maintain our current development pace for the next two years, at current strip prices we would expect to generate free cash flow from operations by the end of 2019. In the interim, we would expect to fund the associated development program entirely with operating cash flow and current cash on hand. In addition, with services and equipment largely secured and a robust hedge position in place, we have taken steps to insure a compelling 2018 development program.”
Operational Highlights
During the third quarter, the Company spud 38 and completed 36 gross horizontal wells. Parsley’s working interest on completed wells was approximately 97%, with an average completed lateral length of approximately 7,700 feet. Drilling and completion activity was concentrated in the Midland Basin, where the Company spud 24 and completed 27 gross operated horizontal wells; the balance were spud and completed in the Southern Delaware Basin.
In light of enhanced lease geometry as facilitated by recent acreage trades, the Company anticipates a significant step up in the average lateral lengths of the wells it will bring online in future periods. Through the end of 2018, for example, the Company expects that the wells it turns to production will be characterized by average lateral lengths of more than 9,000 feet.

Production Trends
Parsley is replacing its one million Boe type curve (based on a 7,000 foot lateral) with a 1.6 million Boe Midland Basin reference curve (based on a 10,000 foot lateral). This revised Midland Basin curve better reflects the Company’s expanded acreage footprint, recognizes the shift to higher average lateral lengths, and captures incremental gas and NGL production based on actual results. The Company is also introducing a 1.5 million Boe reference curve for the Southern Delaware Basin (likewise based on a 10,000 foot lateral). Details on these new curves can be found in the 3Q17 investor presentation posted to the Company’s website.
Parsley continued to deliver solid well performance during 3Q17, helping to offset previously disclosed impacts from Hurricane Harvey-related curtailments. The 20 Midland Basin wells that achieved 30-day peak production periods since the Company’s last quarterly update registered an average peak 30-day rate of 1,177 Boe per day with an average lateral length of 7,229’ and an average three-stream oil cut of 72%. The four Southern Delaware wells that reached peak production since the Company’s last update achieved an average 30-day initial production rate of 1,333 Boe per day with an average lateral length of 7,867’ and an average three-stream oil cut of 67%.
Parsley’s first well targeting the Wolfcamp C formation, the Taylor 45-33-4601H, continues to generate robust volumes, with cumulative production of over 525 MBoe (56% oil) after 240 days. The Taylor well achieved payout within six months and was still producing over 700 Bbls of oil per day after eight months on production. The Company’s second Wolfcamp C well, the Paige 13A-12A-4810H, reported a peak 60-day production rate of nearly 1,600 Boe per day (~56% oil) and has generated cumulative volumes that are consistent with the Company’s Midland Basin reference curve.
Parsley built upon an encouraging 2Q17 result from a well utilizing a compressed stage completion design with six additional compressed stage tests during 3Q17. These seven wells were drilled with one-mile laterals and completed with 50 stages on average, equating to 100-foot stage spacing versus Parsley’s heretofore standard design of 170-foot stage spacing. Compared to the nearest offset wells using a standard stage spacing design, these seven compressed stage wells have registered a 10-25% uplift in cumulative oil production, with an incremental well cost of 5-7%. This cost/benefit relationship continues to imply a compelling economic profile, motivating additional tests during 2018.
Financial Highlights
During 3Q17, the Company recorded net loss attributable to its stockholders of $13.3 million, or $0.05 per weighted average share, compared to net income of $40.7 million, or $0.17 per weighted average share, during 2Q17. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, and adding back the non-controlling interest allocated to Class B stockholders, adjusted net income for 3Q17 was $29.3 million, or $0.12 per diluted share, compared to $12.5 million, or $0.05 per diluted share, in 2Q17.(1)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 3Q17 was $164.9 million, up 15% compared to 2Q17.(1)
During the third quarter, Parsley successfully reduced production costs on recently acquired wells, leading to an 11% decrease in lease operating expense (“LOE”) per Boe to $4.49 in 3Q17 from $5.03 in 2Q17. Parsley reported general and administrative expense (“G&A”) per Boe of $5.10, down 5% versus 2Q17. The Company reported cash G&A per Boe, which excludes stock-based compensation expense, of $4.32, down 4% over the same period. Depreciation, depletion, and amortization expense per Boe increased to $14.41 in 3Q17 from $14.15 in 2Q17.
Parsley reported capital expenditures of $307 million during the quarter, comprised of $281 million for drilling and completion and $26 million for facilities and infrastructure. In addition to spending associated with the 38 horizontal spuds and 36 horizontal completions noted above, 3Q17 capital expenditures include expenses associated with drilling and completing three saltwater disposal wells.
Strong Balance Sheet and Robust Hedge Position
As of September 30, 2017, pro forma for the October issuance of $700 million of senior unsecured notes due 2027, the Company had approximately $1.9 billion of liquidity, consisting of $934 million of cash on hand and an undrawn amount of $997.3 million on the Company’s revolver.(2) Based on the midpoint of Parsley’s preliminary 2018 oil production outlook, the Company is fully hedged through 2018 with an average floor price of approximately $50/Bbl.(3)
For details on Parsley’s hedging position, please see the tables below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three months ended September 30, 2017.

(1)
“Adjusted EBITDAX” and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see the supplemental financial information at the end of this news release for definitions and reconciliations of the non-GAAP financial measures of adjusted EBITDAX and adjusted net income to GAAP financial measures.

(2)	Fully undrawn revolver balance is net of letters of credit.
(3)	Average floor price refers to the Company’s weighted average long put price for 2018.

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the third quarter of 2017 on Wednesday, November 8 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-407-0672 (United States/Canada) or 412-902-0003 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through November 15 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13671668. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Events & Presentations” section of the website. The Company has also posted to its website a presentation that supplements the information in this release.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.
Contact Information
Brad Smith, Ph.D., CFA
Senior Vice President, Corporate Strategy and Investor Relations
ir@parsleyenergy.com
(512) 505-5199
or
Kyle Rhodes
Director of Investor Relations
ir@parsleyenergy.com
(512) 505-5199

- Tables to Follow -

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net production volumes:
Oil (MBbls)	4,342	3,917	2,669
Natural gas (MMcf)	6,265	5,421	3,553
Natural gas liquids (MBbls)	1,194	1,069	695
Total (MBoe)	6,581	5,890	3,956
Average net daily production (Boe/d)	71,534	64,725	43,000
Average sales prices (1) :
Oil, without realized derivatives (per Bbl)	$45.80	$45.46	$42.23
Oil, with realized derivatives (per Bbl)	$45.51	$45.49	$46.19
Natural gas, without realized derivatives (per Mcf)	$2.49	$2.39	$2.38
Natural gas, with realized derivatives (per Mcf)	$2.45	$2.36	$2.38
NGLs (per Bbl)	$22.23	$19.02	$15.50
Total, without realized derivatives (per Boe)	$36.62	$35.89	$33.35
Total, with realized derivatives (per Boe)	$36.39	$35.87	$36.03
Average costs (per Boe):
Lease operating expenses	$4.49	$5.03	$4.15
Production and ad valorem taxes	$2.25	$1.93	$2.12
Depreciation, depletion and amortization	$14.41	$14.15	$16.62
General and administrative expenses (including stock-based compensation)	$5.10	$5.39	$6.24
General and administrative expenses (cash based)	$4.32	$4.50	$5.40

(1)
Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES
Oil sales	$198,865	$112,705	$546,676	$255,865
Natural gas sales	15,601	8,457	41,051	19,834
Natural gas liquids sales	26,547	10,770	64,296	24,811
Other	8	605	3,533	1,388
Total revenues	241,021	132,537	655,556	301,898
OPERATING EXPENSES
Lease operating expenses	29,525	16,407	76,783	44,509
Production and ad valorem taxes	14,808	8,391	37,367	18,993
Depreciation, depletion and amortization	94,819	65,741	247,104	171,113
General and administrative expenses (including stock-based compensation)	33,573	24,695	89,376	61,301
Exploration costs	88	3,113	5,293	12,779
Acquisition costs	2,449	440	10,969	926
Accretion of asset retirement obligations	268	190	597	575
Other operating expenses	2,419	1,220	7,205	3,767
Total operating expenses	177,949	120,197	474,694	313,963
OPERATING INCOME (LOSS)	63,072	12,340	180,862	(12,065)
OTHER INCOME (EXPENSE)
Interest expense, net	(21,866)	(15,561)	(59,417)	(38,954)
Loss on sale of property	—	—	—	(119)
Loss on early extinguishment of debt	—	—	(3,891)	—
(Loss) gain on derivatives	(61,955)	1,374	6,175	(23,842)
Change in TRA liability	—	—	(20,549)	—
Other income (expense)	508	(1,073)	1,281	(1,605)
Total other expense, net	(83,313)	(15,260)	(76,401)	(64,520)
(LOSS) INCOME BEFORE INCOME TAXES	(20,241)	(2,920)	104,461	(76,585)
INCOME TAX BENEFIT (EXPENSE)	5,080	1,279	(25,538)	21,765
NET (LOSS) INCOME	(15,161)	(1,641)	78,923	(54,820)
LESS: NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,828	(1,065)	(22,068)	11,383
NET (LOSS) INCOME ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$(13,333)	$(2,706)	$56,855	$(43,437)

Net (loss) income per common share:
Basic	$(0.05)	$(0.02)	$0.24	$(0.28)
Diluted	$(0.05)	$(0.02)	$0.24	$(0.28)
Weighted average common shares outstanding:
Basic	246,518	173,241	237,725	156,018
Diluted	246,518	173,241	238,785	156,018

*	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2017	December 31, 2016
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$242,547	$133,379
Restricted cash	4,448	3,290
Accounts receivable:
Joint interest owners and other	31,875	12,698
Oil, natural gas and NGLs	94,790	59,174
Related parties	207	290
Short-term derivative instruments, net	94,709	39,708
Other current assets	5,791	50,949
Total current assets	474,367	299,488
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	8,150,403	4,063,417
Accumulated depreciation, depletion and impairment	(732,690)	(506,175)
Total oil and natural gas properties, net	7,417,713	3,557,242
Other property, plant and equipment, net	87,562	59,318
Total property, plant and equipment, net	7,505,275	3,616,560
NONCURRENT ASSETS
Long-term derivative instruments, net	60,953	16,416
Other noncurrent assets	8,838	6,318
Total noncurrent assets	69,791	22,734
TOTAL ASSETS	$8,049,433	$3,938,782

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$313,905	$162,317
Revenue and severance taxes payable	95,939	69,452
Current portion of long-term debt	8,037	67,214
Short-term derivative instruments, net	90,244	44,153
Current portion of asset retirement obligations	5,624	1,818
Total current liabilities	513,749	344,954
NONCURRENT LIABILITIES
Long-term debt	1,487,271	1,041,324
Asset retirement obligations	14,323	9,574
Deferred tax liability	9,234	5,483
Payable pursuant to TRA liability	114,876	94,326
Long-term derivative instruments, net	50,037	12,815
Total noncurrent liabilities	1,675,741	1,163,522
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 247,890,053 shares issued and 247,739,464 shares outstanding at September 30, 2017 and 179,730,033 shares issued and 179,590,617 shares outstanding at December 31, 2016	2,479	1,797
Class B, $0.01 par value, 125,000,000 shares authorized, 66,655,716 and 28,008,573 shares issued and outstanding at September 30, 2017 and December 31, 2016	667	280
Additional paid in capital	4,608,515	2,151,197
Accumulated deficit	(6,400)	(63,255)
Treasury stock, at cost, 150,589 shares and 139,416 shares at September 30, 2017 and December 31, 2016	(681)	(381)
Total stockholders' equity	4,604,580	2,089,638
Noncontrolling interest	1,255,363	340,668
Total equity	5,859,943	2,430,306
TOTAL LIABILITIES AND EQUITY	$8,049,433	$3,938,782

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2017	2016
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$78,923	$(54,820)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	247,104	171,113
Accretion of asset retirement obligations	597	575
Loss on sale of property	—	119
Loss on early extinguishment of debt	3,891	—
Amortization and write off of deferred loan origination costs	2,826	2,293
Amortization of bond premium	(387)	(617)
Stock-based compensation	14,630	9,466
Deferred income tax expense (benefit)	25,538	(21,765)
Change in TRA liability	20,549	—
(Gain) loss on derivatives	(6,175)	23,842
Net cash received for derivative settlements	13,845	28,678
Net cash paid for option premiums	(19,905)	(2,270)
Net premiums (paid) received on options that settled during the period	(22,404)	26,181
Other	366	6,026
Changes in operating assets and liabilities, net of acquisitions:
Restricted cash	(1,158)	(1,616)
Accounts receivable	(54,793)	(23,295)
Accounts receivable—related parties	83	59
Other current assets	67,543	(38,436)
Other noncurrent assets	(739)	682
Accounts payable and accrued expenses	94,442	28,168
Revenue and severance taxes payable	26,487	20,817
Other noncurrent liabilities	—	2
Net cash provided by operating activities	491,263	175,202
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(733,179)	(385,076)
Acquisitions of oil and natural gas properties	(2,131,361)	(864,870)
Additions to other property and equipment	(31,947)	(20,818)
Proceeds from sales and exchanges of oil and natural gas properties	13,366	—
Other	2,893	—
Net cash used in investing activities	(2,880,228)	(1,270,764)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	452,780	404,000
Payments on long-term debt	(68,410)	(813)
Debt issuance costs	(9,281)	(8,958)
Proceeds from issuance of common stock, net	2,123,344	930,315
Repurchase of common stock	(300)	(213)
Vesting of restricted stock units	—	(91)
Net cash provided by financing activities	2,498,133	1,324,240
Net increase in cash and cash equivalents	109,168	228,678
Cash and cash equivalents at beginning of period	133,379	343,084
Cash and cash equivalents at end of period	$242,547	$571,762
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$49,565	$42,909
Cash paid for income taxes	$350	$315
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$8,144	$(1,124)
Additions (reductions) to oil and natural gas properties - change in capital accruals	$57,014	$(46,669)
Additions to other property and equipment funded by capital lease borrowings	$3,571	$1,517
Common stock issued for oil and natural gas properties	$1,183,501	$—

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration costs, net interest expense, income tax expense (benefit), change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, (gain) loss on sale of property, asset retirement obligation accretion expense, loss on early extinguishment of debt, (gain) loss on derivatives, net settlements on derivative instruments, net premium realizations on options that settled during the period, and certain additional items.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net (loss) income for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Adjusted EBITDAX reconciliation to net (loss) income:
Net (loss) income attributable to Parsley Energy, Inc. stockholders	$(13,333)	$(2,706)	$56,855	$(43,437)
Net (loss) income attributable to noncontrolling interests	(1,828)	1,065	22,068	(11,383)
Depreciation, depletion and amortization	94,819	65,741	247,104	171,113
Exploration costs	88	3,113	5,293	12,779
Interest expense, net	21,866	15,561	59,417	38,954
Income tax (benefit) expense	(5,080)	(1,279)	25,538	(21,765)
EBITDAX	96,532	81,495	416,275	146,261
Change in TRA liability	—	—	20,549	—
Stock-based compensation	5,170	3,316	14,630	9,466
Acquisition costs	2,449	440	10,969	926
Loss on sale of property	—	—	—	119
Accretion of asset retirement obligations	268	190	597	575
Loss on early extinguishment of debt	—	—	3,891	—
Loss (gain) on derivatives	61,955	(1,374)	(6,175)	23,842
Net settlements on derivative instruments	10,982	5,373	15,654	24,560
Net premium realization on options that settled during the period	(12,487)	5,215	(22,404)	26,181
Adjusted EBITDAX	$164,869	$94,655	$453,986	$231,930

*	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, (gain) loss on sale of property, exploration costs, acquisition costs, loss on early extinguishment of debt, and change in TRA liability, while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income (loss).
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net (loss) income - as reported	$(13,333)	$(2,706)	$56,855	$(43,437)

Adjustments:
Loss (gain) on derivatives	61,955	(1,374)	(6,175)	23,842
Net settlements on derivative instruments	10,982	5,373	15,654	24,560
Net premium realization on options that settled during the period	(12,487)	5,215	(22,404)	26,181
Loss on sale of property	—	—	—	119
Exploration costs	88	3,113	5,293	12,779
Acquisition costs	2,449	440	10,969	926
Loss on early extinguishment of debt	—	—	3,891	—
Change in TRA liability	—	—	20,549	—
Noncontrolling interest	(13,472)	799	(6,872)	(11,643)
Change in estimated income tax	(6,839)	(4,203)	4,819	(25,280)
Adjusted net income	$29,343	$6,657	$82,579	$8,047

Net (loss) income per diluted share - as reported(1)	$(0.05)	$(0.02)	$0.24	$(0.28)

Adjustments:
Loss (gain) on derivatives	$0.25	$(0.01)	$(0.03)	$0.13
Net settlements on derivative instruments	0.04	0.03	0.07	0.13
Net premium realization on options that settled during the period	(0.05)	0.03	(0.09)	0.14
Exploration costs	—	0.02	0.02	0.07
Acquisition costs	0.01	—	0.05	—
Loss on early extinguishment of debt	—	—	0.02	—
Change in TRA liability	—	—	0.08	—
Noncontrolling interest	(0.05)	—	(0.03)	(0.06)
Change in estimated income tax	(0.03)	(0.02)	0.02	(0.13)
Adjustment for change in weighted average diluted share count(1)(2)	—	—	—	0.04
Adjusted net income per diluted share(2)	$0.12	$0.03	$0.35	$0.04

Basic weighted average shares outstanding - as reported(1)	246,518	173,241	237,725	156,018
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	—	—	1,060	—
Diluted weighted average shares outstanding - as reported(1)	246,518	173,241	238,785	156,018

Effect of dilutive securities:
Class B Common Stock	—	29,223	—	31,164
Restricted Stock and Restricted Stock Units	—	1,129	—	965
Diluted weighted average shares outstanding for adjusted net income(2)	246,518	203,593	238,785	188,147

(1)
For the three and nine months ended September 30, 2016 and and the three months ended September 30, 2017, the number of weighted average diluted shares used to calculate actual net income per share is based on the fact that, under the “if converted” and treasury stock methods, Class B Common Stock and restricted stock and restricted stock units were note recognized because they would have been antidilutive.

(2)
For purposes of calculating adjusted net income per diluted share for the three and nine months ended September 30, 2017, Class B Common Stock was not recognized because it would have been antidilutive using the “if converted” method and, for the three months ended September 30, 2017, restricted stock and restricted stock units were not recognized because they would have been antidilutive using the treasury stock method.

Supplemental Information

Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions (1)

	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Put Spreads (MBbls/d) (2)	45.5	38.3	37.9	39.1	42.4	11.7	11.5
Put Price ($/Bbl)	$50.96	$51.74	$51.09	$46.69	$49.71	$50.00	$50.00
Short Put Price ($/Bbl)	$41.43	$40.65	$41.09	$39.69	$39.71	$40.00	$40.00
Three Way Collars (MBbls/d) (3)		21.7	28.0	31.0	31.0	8.3	8.2	8.2	8.2
Short Call Price ($/Bbl)		$68.85	$70.79	$75.65	$75.65	$80.40	$80.40	$80.40	$80.40
Put Price ($/Bbl)		$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00
Short Put Price ($/Bbl)		$40.00	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00
Premium Realization ($ MM) (4)	$(9.6)	$(19.6)	$(18.0)	$(18.3)	$(19.6)	$(5.9)	$(5.9)	$(1.5)	$(1.5)
Collars (MBbls/d) (5)	4.0		3.0	3.0	3.0
Short Call Price ($/Bbl)	$59.98		$61.31	$61.31	$61.31
Put Price ($/Bbl)	$46.75		$45.67	$45.67	$45.67
Swaps (MBbls/d)	0.5
Strike Price ($/Bbl)	$55.00
Total MBbls/d Hedged	50.0	60.0	68.9	73.1	76.4	20.0	19.8	8.2	8.2

Mid-Cush Basis Swaps (MBbls/d)	16.7	11.5	11.4	11.3	11.3
Swap Price ($/Bbl)	$(1.00)	$(0.86)	$(0.86)	$(0.86)	$(0.86)

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions (1)

	4Q17	1Q18
Three Way Collars (MMBtu/d) (3)	15.5	26.7
Call Price ($/MMBtu)	$4.02	$4.70
Put Price ($/MMBtu)	$2.75	$3.25
Short Put Price ($/MMBtu)	$2.36	$2.60
Swaps (MMBtu/d)	5.0	5.0
Strike Price ($/MMBtu)	$3.46	$3.50
Total MMBtu/d Hedged	20.5	31.7

(1)	As of 11/7/2017.
(2)
When the NYMEX price is above the put price, Parsley receives the NYMEX price. When the NYMEX price is between the put price and the short put price, Parsley receives the put price. When the NYMEX price is below the short put price, Parsley receives the NYMEX price plus the difference between the short put price and the put price.

(3)	Functions similarly to put spreads except that when the index price is at or above the call price, Parsley receives the call price.
(4)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(5)
When the NYMEX price is above the call price, Parsley receives the call price. When the NYMEX price is below the put price, Parsley receives the put price. When the NYMEX price is between the call and put prices, Parsley receives the NYMEX price.